Filed pursuant to Rule 424(b)(5)
File No. 333-291167

Prospectus Supplement

(To Prospectus dated October 30, 2025)

Up to $1,500,000,000

NiSource Inc.

Common Stock

We may issue, offer and sell up to an aggregate of $1,500,000,000 of our common stock, par value $0.01 per share (“common stock”) from time to time through Barclays Capital Inc. (“Barclays”), BMO Capital Markets Corp. (“BMO”), BNP Paribas Securities Corp. (“BNP”), BofA Securities, Inc. (“BofA”), Goldman Sachs & Co. LLC (“Goldman Sachs”), J.P. Morgan Securities LLC (“J.P. Morgan”), Mizuho Securities USA LLC (“Mizuho”), Morgan Stanley & Co. LLC (“Morgan Stanley”), MUFG Securities Americas Inc. (“MUFG”), Scotia Capital (USA) Inc. (“Scotia Bank”) and Wells Fargo Securities, LLC (“Wells Fargo”), as our agents under separate equity distribution agreements. We refer to Barclays, BNP, BMO, BofA, Goldman Sachs, J.P. Morgan, Mizuho, Morgan Stanley, MUFG, Scotia Bank and Wells Fargo collectively as the sales agents. Each equity distribution agreement was entered into on October 31, 2025 (each, an “equity distribution agreement,” and collectively, the “equity distribution agreements”). Each equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the applicable sales agent, we also may enter into forward sale agreements under a separate master forward sale confirmation and related supplemental confirmation between us and such sales agent or its affiliate. We refer to these entities, when acting in such capacity, as forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser (or its affiliate) will, at our request, attempt to borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. We refer to each of the sales agents, when acting as the agent for a forward purchaser, as a forward seller. We entered into master forward sale confirmations with each of the forward purchasers on October 31, 2025.

This offering supersedes and replaces the $900,000,000 at-the-market offering we commenced on February 22, 2024 (the “2024 ATM Program”) and is inclusive of approximately $47.5 million of our common stock that are unsold under 2024 ATM Program.

In no event will the aggregate number of shares of our common stock sold through the sales agents, as our agents and as forward sellers, under the equity distribution agreements have an aggregate gross sales price in excess of $1,500,000,000. This offering of shares of our common stock pursuant to the equity distribution agreements will terminate upon the earliest of (i) the sale, under the equity distribution agreements, of shares of our common stock with an aggregate sales price equal to $1,500,000,000, (ii) December 31, 2028 (provided that each relevant equity distribution agreement will continue in effect for the duration of, and solely with respect to, any forward stock purchase transaction entered into, but not yet settled, before December 31, 2028) and (iii) early termination of each of the equity distribution agreements, including by us or the other parties at any time upon written notice. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant forward sale agreement with the relevant forward purchaser on dates specified by us on or prior to the maturity date of the relevant forward sale agreement. If we elect to cash settle or net share settle a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

The shares of our common stock to which this prospectus supplement relates may be offered and sold by any method or payment permitted by law to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the New York Stock Exchange, the existing trading market for shares of our common stock, or otherwise at market prices prevailing at the time of sale, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades), as we and any sales agent agree to in writing. The sales agents are not required to sell any specific number or dollar amount of shares of our common stock, but each of them and the forward seller, as applicable, will use its commercially reasonable efforts to sell shares designated by us in accordance with the equity distribution agreements. The sales agents will not engage in any transactions that stabilize our common stock. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay each sales agent a commission of up to 2% of the sales price of all shares of our common stock sold through it as our sales agent under the applicable equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be our net proceeds for the sale of the shares. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.” The last reported sale price of our common stock on the New York Stock Exchange on October 30, 2025 was $42.13 per share.

Investing in our common stock involves risks. For a discussion of these risks, please refer to “Risk Factors” beginning on page S-5 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by reports and documents we file with the Securities and Exchange Commission that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Barclays	BMO Capital Markets	BNP PARIBAS

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan

Mizuho	Morgan Stanley	MUFG

Scotiabank		Wells Fargo Securities

The date of this prospectus supplement is October 31, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, describes the specific terms of this offering of shares of our common stock and certain other matters relating to NiSource Inc. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. To the extent there is a conflict or inconsistency between the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us) shall control.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including certain exhibits to the registration statement, provides additional information about us and our common stock offered under this prospectus supplement and the accompanying prospectus. Specifically, we have filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, and may in the future file and incorporate by reference, certain legal documents that control the terms of our common stock offered by this prospectus supplement and the accompanying prospectus as exhibits to the registration statement. For a detailed description of our common stock, see “Description of Capital Stock,” beginning on page 12 of the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference herein and therein contain, and any related free writing prospectus issued by us may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement under “Incorporation By Reference,” and any related free writing prospectus provided in connection with this offering before deciding whether to invest in any shares of common stock offered by this prospectus supplement. We have not, and the sales agents, forward sellers and forward purchasers have not, authorized anyone to provide you with different or additional information, other than as described in the preceding sentence. We, the sales agents, the forward sellers and the forward purchasers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell our common stock offered hereby. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication to the contrary.

When we refer to “NiSource,” “we,” “our,” “ours” and “us” in this prospectus supplement under the heading “Forward-Looking Statements” we mean NiSource Inc. and its subsidiaries, through which substantially all of NiSource Inc.’s operations are conducted. When such terms are used elsewhere in this prospectus supplement, we refer only to NiSource Inc., as the issuer of common stock in this offering and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided or the context otherwise requires.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include, “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “projects,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” “guidance,” “outlook,” and “continue” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements, accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•

our ability to execute our business plan or growth strategy, including utility infrastructure investments, or business opportunities, such as data center development and related generation sources and transmission capabilities to meet potential load growth;

•	our ability to manage data center growth in our service territories;

•	potential incidents and other operating risks associated with our business;

•	our ability to work successfully with our third-party investors;

•

our ability to construct, develop and place into service the generation and transmission assets we plan to construct to serve the customer under the data center contract (the “Contract Assets”) on time or at all and consistent with initial cost estimates, as well as the performance of these assets once constructed and placed into service;

•	our ability to obtain the significant additional financing that will be required to construct the Contract Assets on favorable terms, if at all;

•	our ability to recover our investments and realize our expected return under the data center contract;

•	our ability to maintain our investment grade credit ratings as we finance and pursue our data center strategy, including our performance under the data center contract;

•	our customer’s performance under the data center contract and any decision by our customer to terminate the data center contract or reduce the committed capacity thereunder;

•	potential changes in the MISO accreditation treatment of capacity resources;

•	our ability to adapt to, and manage costs related to, advances in technology, including alternative energy sources and changes in laws and regulations;

•	our increased dependency on technology;

•	impacts related to our aging infrastructure;

•	our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses;

•	the success of our electric generation strategy;

•	construction risks and supply risks;

•	fluctuations in demand from residential and commercial customers;

•	fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demand;

•	our ability to attract, retain or re-skill a qualified, diverse workforce and maintain good labor relations;

•	our ability to manage new initiatives and organizational changes;

S-iii

•	the performance and quality of third-party suppliers and service providers;

•

our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal, as defined in our Annual Report on Form 10-K for the year ended December 31, 2024 (our “2024 Annual Report”), including any future associated impact from business opportunities such as data center development as those opportunities evolve;

•	potential cybersecurity attacks or security breaches;

•	increased requirements and costs related to cybersecurity;

•	the actions of activist stockholders;

•	any damage to our reputation;

•	the impacts of natural disasters, potential terrorist attacks or other catastrophic events;

•	the physical impacts of climate change and the transition to a lower carbon future;

•	our debt obligations;

•	any changes to our credit rating or the credit rating of certain of our subsidiaries;

•	adverse economic and capital market conditions, including increases in inflation or interest rates, recession, or changes in investor sentiment;

•	economic regulation and the impact of regulatory rate reviews;

•	our ability to obtain expected financial or regulatory outcomes;

•	economic conditions in certain industries;

•	the reliability of customers and suppliers to fulfill their payment and contractual obligations;

•	the ability of our subsidiaries to generate cash;

•	pension funding obligations;

•	potential impairments of goodwill;

•	the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation;

•

compliance with changes in, or new interpretations of applicable laws, regulations and tariffs, including impacts of state and federal orders on our ability to carry out our business plan and growth strategy;

•	the cost of compliance with environmental laws and regulations and the costs of associated liabilities;

•	changes in tax laws or the interpretation thereof; and

•

other matters set forth in Part I, Item 1, “Business,” Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our most recent Annual Report on Form 10-K, and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of our subsequent Quarterly Reports on Form 10-Q, some of which risks are beyond our control.

For more information about the significant risks that could affect the outcome of these forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the sections titled “Risk Factors” in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, together with “Risk Factors” in this prospectus supplement. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through our website at http://www.nisource.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our filings are also available to the public through the SEC’s website at http://www.sec.gov. Except for documents incorporated by reference into this prospectus supplement and the accompanying prospectus as described below in “Incorporation by Reference,” no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus supplement or the accompanying prospectus, and no such information should be considered a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important business, financial and other information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that NiSource files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•

our 2024 Annual Report, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 31, 2025 that are specifically incorporated by reference into Part III of our 2024 Annual Report;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•	our Current Reports on Form 8-K filed on January 24, 2025, March 27, 2025, May 13, 2025 and June 27, 2025;

•

the description of common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000 and any amendment or report filed for the purpose of updating such description, including the description contained in Exhibit 4.32 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and until this offering of shares of our common stock under this prospectus supplement is completed or terminated, other than, in each case, those documents or the portions of those documents which are furnished and not filed.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

S-v

SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before purchasing our common stock. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the historical financial statements and notes to those financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as may be modified by our subsequent periodic reports, for more information about important risks that you should consider before investing in our common stock.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies, serving approximately 3.8 million customers in six states. We derive substantially all of our operating income through these rate-regulated businesses, which are summarized for financial reporting purposes into two primary reportable segments:

•	Columbia Operations; and

•	NIPSCO Operations.

Business Strategy. Our business strategy focuses on providing safe and reliable service through our core, rate-regulated, asset-based utilities, with the goal of adding value to all of our stakeholders. Our utilities continue to advance our core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across the six states in which we operate. Our goal is to develop strategies that (i) support long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) drive value and enable growth in an evolving energy ecosystem. These strategies focus on improving safety and reliability, enhancing customer experience, pursuing regulatory and legislative initiatives to increase accessibility for customers currently not on our gas and electric service, ensuring customer affordability and reducing emissions while generating sustainable returns.

In addition to these core operations, we are serving increasing load growth from data center customers in our northern Indiana service territory. We believe data center development can enhance our local tax base, diversify the employment base across the state of Indiana, and provide greater value to existing customers and shareholders. We continually evaluate ways to effectively manage the potential power demand, generation sources, and transmission capabilities to meet potential further load growth from additional data center customers, while at the same time focusing on the community, financial, operational and regulatory factors that must be managed effectively in order to succeed with our data center strategy, as well as our environmental goals.

Columbia Operations. Columbia Operations aggregates the results of the fully regulated and wholly-owned subsidiaries of NiSource Gas Distribution Group, Inc. (a holding company that owns Columbia Gas of Kentucky, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Pennsylvania, Inc., and Columbia Gas of Virginia, Inc.). Each Columbia distribution company is an operating segment which we aggregate to form the Columbia Operations reportable segment. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, and Maryland. We operate approximately 37,200 miles of distribution main pipeline plus the associated individual customer service lines and 330 miles of transmission main pipeline located in our service areas. There were no significant disruptions to our system or facilities during the 2024 fiscal year.

NIPSCO Operations. NIPSCO Operations aggregates the results of NIPSCO Holdings I, and its majority- owned subsidiaries, including Northern Indiana Public Service Company LLC (“NIPSCO”), in which we own an 80.1% indirect interest and which has both fully regulated gas and electric operations in northern Indiana. We distribute natural gas to approximately 0.9 million customers in northern Indiana through our subsidiary NIPSCO. We also generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 0.5 million customers in 20 counties in the northern part of Indiana and also engage in wholesale electric and transmission transactions. We own and operate generation assets as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio from coal-fired generation to lower-emission sources. We currently have eight owned renewable generation facilities in service: Rosewater Wind Generation LLC (“Rosewater”), Indiana Crossroads Wind Generation LLC (“Indiana Crossroads Wind”), Indiana Crossroads Solar Generation LLC (“Indiana Crossroads Solar”), Dunns Bridge I Solar Generation LLC (“Dunns Bridge I”), Cavalry Solar Generation Center (“Cavalry”), Dunns Bridge II Solar Generation Center (“Dunns Bridge II”), Fairbanks Solar Generation LLC (“Fairbanks”) and Gibson Solar LLC (“Gibson”). Rosewater went into service in December 2020 and Indiana Crossroads Wind went into service in December 2021. Indiana Crossroads Solar and Dunns Bridge I went into service in June 2023. Cavalry went into service May 2024, Dunns Bridge II went into service in January 2025, Fairbanks went into service in May 2025 and Gibson went into service August 2025. As of December 31, 2024, we had multiple PPAs that provide 600 megawatts of capacity, with contracts expiring between 2038 and 2040. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of approximately 3,000 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. We operate 66 transmission and 250 distribution substations, and we own approximately 311,300 poles. Our generating facilities had no material unplanned interruptions during the 2024 fiscal year.

NIPSCO participates in the Midcontinent Independent System Operator (“MISO”) transmission service and wholesale energy market. NIPSCO has transferred functional control of its electric transmission assets to MISO, and transmission service for NIPSCO occurs under the MISO Open Access Transmission Tariff. NIPSCO generating units are dispatched by MISO which takes into account economics, reliability of the MISO system and unit availability. During the year ended December 31, 2024, NIPSCO generating units, inclusive of its owned renewable generation facilities, were dispatched to meet 55.4% of its overall system load, and the remainder of the overall system load was procured through PPAs and the MISO market.

During the quarter ended September 30, 2025, NIPSCO entered into an agreement to provide electric service to a large, investment grade data center customer (the “data center contract”), NIPSCO’s first such agreement with a data center customer. NIPSCO continues to experience strong demand from potential data center customers in its northern Indiana service territory and continues to evaluate potential future data center opportunities. In order to provide electric services to its data center customers, NIPSCO plans to enter into PPAs with NIPSCO Generation LLC (“GenCo”), an affiliate of NIPSCO in which we own an 80.1% indirect interest, and GenCo is expected to construct the generation assets necessary to fulfill data center customer demand. GenCo’s operations in connection these PPAs and serving data center customers will be regulated by the IURC pursuant to GenCo’s declination of jurisdiction petition with IURC, which was approved on September 24, 2025, including submission of the data center contract and future data center contracts to the IURC for approval.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

THE OFFERING

The summary below describes the principal terms of this offering.

Issuer	NiSource Inc., a Delaware corporation.

Common Stock Offered	Shares of our common stock, par value $0.01 per share, having an aggregate gross sales price up to $1,500,000,000.

Manner of Offering	“At-the-market offering” that may be made from time to time through the sales agents. In addition to the issuance and sale of shares of our common stock by us through the applicable sales agents, we also may enter into forward sale agreements under separate master forward sale confirmations and related supplemental confirmations between us and the forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser (or its affiliate) will, at our request, attempt to borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. See “Plan of Distribution (Conflicts of Interest).” In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades) as we and any sales agent agree to in writing.

Use of Proceeds	We intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers in connection with any forward sale agreement as a hedge of the forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes described above.

Affiliates of certain of the sales agents are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on February 18, 2027. In addition, certain of the sales agents are dealers under our commercial paper program and may hold certain of our commercial paper notes. To the extent we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay notes issued under our commercial paper program and such sales agents hold such notes, such sales agents will receive proceeds from this offering.

See the “Use of Proceeds” section and the “Plan of Distribution (Conflicts of Interest) – Conflicts of Interest” section of this prospectus supplement for more information.

Conflicts of Interest	The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement and (ii) some of the net proceeds of this offering or upon settlement of any forward sale agreement may be used to repay amounts outstanding under our revolving credit facility or to repay notes issued under our commercial paper program that are held by certain sales agents, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of this offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

See the “Use of Proceeds” section and the “Plan of Distribution (Conflicts of Interest) – Conflicts of Interest” section of this prospectus supplement for more information.

Risk Factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and under the caption entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by reports and documents we file with the SEC that are incorporated by reference herein.

New York Stock Exchange Symbol	NI

Transfer Agent and Registrar	Computershare Trust Company, N.A.

RISK FACTORS

Investing in our common stock involves risks. You should read carefully the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and should carefully consider the following risk factors, as well as the “Risk Factors” and “Forward-Looking Statements” sections in the accompanying prospectus and the “Risk Factors” and “Note regarding forward-looking statements” sections in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other forms which are incorporated by reference herein, and in any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risks described could materially adversely affect our operations and financial results and the value of our common stock and your investment therein.

Risks Related to this Offering

Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.

With respect to any forward sale agreement we may enter into, the relevant forward purchaser will have the right to accelerate such forward sale agreement and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle on a date specified by the relevant forward purchaser if:

•	the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•

the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in that particular forward sale agreement;

•

a termination event occurs as a result of us declaring a dividend or distribution on our common stock (i) with a cash value in excess of a specified amount per calendar quarter, (ii) with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend or (iii) payable in securities of another company as a result of a spin-off or similar transaction or in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•

the announcement of an event or a transaction that, if consummated, would result in certain extraordinary events (as such term is defined in that particular forward sale agreement and which includes certain mergers and tender offers as well as certain events involving our nationalization or the delisting of our common stock or a change in law);

•	a market disruption event occurs and continues for at least eight scheduled trading days during an unwind period (as such terms are defined in that particular forward sale agreement); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, certain bankruptcy events or an illegality (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the forward purchaser permits our election, the net share settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity.

In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase (or prevent a decrease), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified benchmark’s daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the specified benchmark’s daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day. If the market value of our common stock during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. See “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

We are subject to counterparty risk with respect to each forward sale agreement, if any, and the forward sales, if any, may not operate as planned.

The forward purchasers are financial institutions, and we will be subject to the risk that a forward purchaser might default under any forward sale agreement we may enter into. Our exposure to the credit risk of the forward stock purchase transactions will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a forward purchaser becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our net exposure at that time under the applicable forward stock purchase transaction. We can provide no assurances as to the financial stability or viability of any forward purchaser.

In addition, the forward sale agreements are complex, and they may not operate as planned. For example, the terms of any forward stock purchase transaction may be subject to adjustment or modification if certain customary disruption, extraordinary or other events or certain announcements specified in the relevant forward sale agreement occur. Accordingly, the forward sale agreements may not operate as we intend if their terms are required to be adjusted as a result of certain future or unanticipated circumstances or other developments that may adversely affect the functioning of the forward stock purchase transactions.

The shares of our common stock offered hereby may be sold in “at-the-market” offerings, and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold in this offering. Investors may experience a decline in the value of the shares of our common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

It is not possible to predict the aggregate proceeds resulting from sales of our common stock made under the equity distribution agreements.

Subject to certain limitations in the equity distribution agreements and compliance with applicable law, we have the discretion to deliver a transaction confirmation to the sales agents at any time throughout the term of the equity distribution agreements. The number of shares of our common stock that are sold through the agents after delivering a transaction confirmation will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agents in any applicable transaction confirmation and the demand for our common stock during the sales period. Because the price per share of our common stock will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

We have broad discretion in the use of the net proceeds we receive from this offering, and despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may use the net proceeds in a manner that does not increase the value of your investment. Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds” below, and you will need to rely upon the judgment of our management with respect to the use of net proceeds, potentially with only limited information concerning our specific intentions. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from the currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Risks Related to our Common Stock

The issuance of shares under the equity distribution agreements and any forward sale agreements may be dilutive and there may be future sales or other dilution of our equity, which may materially adversely affect the market price for shares of our common stock.

The issuance of our common stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected earnings per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. In addition, except as described under “Plan of Distribution (Conflicts of Interest),” we are generally not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of our common stock or any substantially similar securities. The market price for shares of our common stock could materially decline as a result of sales of shares of our common stock or similar securities in the market made after such offering or the perception that such sales could occur.

The market price of our common stock fluctuates continuously, which could negatively affect us and holders of our common stock.

Our common stock is listed on the New York Stock Exchange. The market price of our common stock fluctuates continuously. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. The fluctuation in the market price of our common stock is caused by a variety of factors, most of which are beyond our control. These factors include, but are not limited to, those described elsewhere in this “Risk Factors” section and the following:

•	any and all factors that affect the U.S. and global financial markets generally including, but not limited to, general U.S. and global economic conditions;

•	events or circumstances relating to us, particularly those related to the risk factors discussed in our periodic reports filed with the SEC;

•	periodic variations in our operating results, the perceived value of our assets or our business prospects, or the perceptions or expectations of investors or securities analysts as to such variations;

•

periodic developments in, or changes in the prospects for, the electric and natural gas utility industries, or the perceptions or expectations of investors or securities analysts as to such developments or changes;

•	our ability to continue to pay dividends or any change in the level of dividends, or the perceptions or expectations of investors or securities analysts as to dividends;

•	future sales by us of equity and other securities; and

•	other factors described in the section titled “Forward-Looking Statements” in this prospectus supplement.

In addition, in recent years, the stock market in general has experienced periods of extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

We are a holding company and are dependent on cash generated by our subsidiaries to meet our debt obligations and pay dividends on our stock.

We are a holding company and conduct our operations primarily through our subsidiaries, which are separate and distinct legal entities. Substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our ability to meet our debt obligations or pay dividends on our common stock and preferred stock is largely dependent upon cash generated by these subsidiaries. In the event a major subsidiary is not able to pay dividend or transfer cash flows to us, our ability to service our debt obligations or pay dividends could be negatively affected. NiSource’s rights, and hence the rights of the holders of our common stock, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that NiSource’s claims as a creditor of such subsidiary may be recognized.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting, dividend, liquidation and other rights of holders of our common stock.

Under our Amended and Restated Certificate of Incorporation, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting, dividend, liquidation and other rights of holders of our common stock and possibly, any other class or series that is then in existence.

USE OF PROCEEDS

We intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock for general corporate purposes, including to finance capital expenditures, for working capital and to repay existing indebtedness.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of the forward sale agreement. The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of the forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under the forward sale agreement and the number of shares of our common stock underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the immediately preceding paragraph. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the forward purchaser. See “Plan of Distribution (Conflicts of Interest).”

Affiliates of certain of the sales agents are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on February 18, 2027. In addition, certain of the sales agents are dealers under our commercial paper program and may hold certain of our commercial paper notes. To the extent we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay notes issued under our commercial paper program and such sales agents hold such notes, such sales agents will receive proceeds from this offering. See the “Plan of Distribution (Conflicts of Interest) – Conflicts of Interest” section of this prospectus supplement for more information.

DIVIDEND POLICY

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by NiSource’s board of directors out of funds legally available for such purpose in accordance with Delaware law.

Although our board of directors currently intends to continue the payment of regular quarterly cash dividends on shares of our common stock, the timing and amount of future dividends will depend on the earnings of NiSource’s subsidiaries, their financial condition, cash requirements, regulatory restrictions, any restrictions in financing agreements and other factors deemed relevant by our board of directors.

The policy of our board of directors has been to declare cash dividends on a quarterly basis payable on or about the 20th day of February, May, August and November. Rights of holders of our common stock to receive dividends are subject, under certain circumstances, to restrictions imposed by the terms of our outstanding junior subordinated notes. For a more detailed description, see “Description of Capital Stock—Common Stock—Dividend Rights,” beginning on page 13 of the accompanying prospectus. Rights of holders of our common stock will also be subject to the preferential dividend powers, preferences and rights of holders of any of our preferred stock that may be issued and outstanding from time to time.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We entered into separate equity distribution agreements on October 31, 2025 with each of the sales agents and forward purchasers. Under the terms of each equity distribution agreement, we may issue and sell from time to time during the term of such agreement shares of our common stock having an aggregate gross sales price of up to $1,500,000,000 through the sales agents acting as our agents. Further, each equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the applicable sales agent, we may request that such sales agent, as a forward seller, use commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by the applicable forward purchaser (or its affiliates) in connection with one or more forward sale agreements as described below. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us and as a forward seller, under the equity distribution agreements have an aggregate sales price in excess of $1,500,000,000. We entered into master forward sale confirmations with each of the forward purchasers on October 31, 2025.

The shares of our common stock to which this prospectus supplement relates may be offered and sold by any method or payment permitted by law to be an “at-the-market offering” as defined in Rule 415 under the Securities Act, including by means of ordinary brokers’ transactions on the New York Stock Exchange, the existing trading market for shares of our common stock, or sales made to or through a market maker or through an electronic communications network. In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades), as we and any sales agent agree to in writing. The sales agents are not required to sell any specific number or dollar amount of shares of our common stock, but each of them and the forward seller, as applicable, will use its commercially reasonable efforts to sell shares designated by us in accordance with the equity distribution agreements. The sales agents will not engage in any transactions that stabilize our common stock. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We have agreed to pay all expenses in connection with the equity distribution agreements, the forward sale agreements and the offerings hereby, including the reasonable fees and disbursements of Hunton Andrews Kurth LLP, in connection with the initial documentation of the offerings contemplated by this prospectus supplement. We estimate that the total expenses for this offering, excluding compensation payable under the equity distribution agreements, will be approximately $600,000, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in the future.

In connection with the sale of our common stock as contemplated in this prospectus supplement, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to a sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents, the forward sellers and the forward purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make in that respect.

We intend to report to the SEC at least quarterly (1) the number of shares of our common stock sold through the sales agents in connection with at-the-market sales as described below under “—Sales Through Sales Agents,” (2) the number of borrowed shares of our common stock sold by the forward sellers, as agents for the forward purchasers, in connection with forward sale agreements as described below under “—Sales Through Forward Sellers” and (3) the net proceeds received by us and the compensation paid by us to the sales agents in connection with transactions described in clauses (1) and (2).

Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as may be agreed upon. This offering of shares of our common stock pursuant to the equity distribution agreements will terminate upon the earliest of (1) the sale, under the equity distribution agreements, of shares of our common stock with an aggregate sales price equal to $1,500,000,000, (2) December 31, 2028 (provided that each relevant equity distribution agreement will continue in effect for the duration of, and solely with respect to, any forward stock purchase transaction entered into, but not yet settled, before December 31, 2028) and (3) early termination of each of the equity distribution agreements, including by us or the other parties at any time upon written notice.

Sales Through Sales Agents

From time to time during the term of the equity distribution agreements, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents regarding a proposed sale of shares of our common stock. We will submit orders to only one sales agent relating to the sale of shares of our common stock on any given day. Upon receipt of instructions from us, and subject to the terms and conditions of the applicable equity distribution agreement, each sales agent will use its commercially reasonable efforts to sell the amount of shares of our common stock specified in our instructions. We or the relevant sales agent may suspend this offering of shares of our common stock at any time upon proper notice to the other party, at which time the selling period will immediately terminate. Settlement for sales of shares of our common stock will occur on the first trading day following the date on which the sales were made, unless another date shall be agreed by the relevant parties. The obligation of each sales agent under the applicable equity distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which each sales agent reserves the right to waive in its sole discretion. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each sales agent will receive from us a commission of up to 2% of the gross sales price per share for any shares sold through it as our sales agent under the applicable equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be the net proceeds for the sale of such shares.

Sales Through Forward Sellers

From time to time during the term of each equity distribution agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with the applicable forward purchaser. In connection with each such forward sale agreement, we will deliver to the applicable forward purchaser and the applicable forward seller related instructions requesting that the applicable forward seller execute sales of borrowed shares of our common stock.

Upon their receipt and acceptance, such forward purchaser (or its affiliates) will attempt to borrow, and such forward seller will use commercially reasonable efforts to sell, the relevant shares of our common stock to hedge such forward purchaser’s exposure under that particular forward sale agreement. We, such forward seller or such forward purchaser may immediately suspend this offering of our common stock at any time upon proper notice to the other.

In no event will we be party to outstanding forward sale agreements with more than one forward purchaser at any given time or party to more than one forward sale agreement with the same forward purchaser at any given time unless the related forward sellers would not be selling shares of our common stock simultaneously and the related forward purchasers would not be required to unwind their respective hedges of shares of our common stock at any time that the related forward sellers are selling shares of our common stock. Additionally, in no event may we sell shares directly at any given time when we are a party to outstanding forward sale agreements unless the related forward sellers would not then be selling shares of our common stock and the related forward purchasers would not then be required to unwind their respective hedges of shares of our common stock.

We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock will generally occur on the first trading day following each date such sales are made, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the relevant equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. We refer to this commission rate as the forward selling commission.

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the particular equity distribution agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a floating interest rate factor equal to the specified benchmark’s daily rate less a spread and subject to decrease by amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the specified benchmark’s daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day. If the specified benchmark’s daily rate decreases below the spread for a particular forward sale agreement and does not subsequently increase above such spread, we may receive less than the initial forward sale price per share upon physical settlement of that particular forward sale agreement.

Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price. However, if we decide to physically or net share settle any forward sale agreement, any delivery of shares of our common stock by us upon any physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share.

Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.

If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase (or prevent a decrease), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors.”

With respect to any forward sale agreement we may enter into, the relevant forward purchaser will have the right to accelerate such forward sale agreement and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle on a date specified by the relevant forward purchaser if:

•	the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•

the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in that particular forward sale agreement;

•

a termination event occurs as a result of us declaring a dividend or distribution on our common stock (i) with a cash value in excess of a specified amount per calendar quarter, (ii) with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend or (iii) payable in securities of another company as a result of a spin-off or similar transaction or in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•

the announcement of an event or a transaction that, if consummated, would result in certain extraordinary events (as such term is defined in that particular forward sale agreement and which includes certain mergers and tender offers as well as certain events involving our nationalization or the delisting of our common stock or a change in law);

•	a market disruption event occurs and continues for at least eight scheduled trading days during an unwind period (as such terms are defined in that particular forward sale agreement); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, certain bankruptcy events or an illegality (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the forward purchaser permits our election, the net share settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors.”

Restrictions on Sales of Similar Securities

We have agreed that, unless we give the sales agents at least three business days’ prior written notice, we will not directly or indirectly sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock or warrants or other rights to purchase our common stock or any of our other securities that are substantially similar to our common stock or permit the registration under the Securities Act, of any shares of our common stock, except for:

•

any shares of our common stock we offer or sell pursuant to the equity distribution agreements (including sales of borrowed shares of our common stock by the forward sellers in connection with any forward sale agreement);

•	any shares of our common stock we issue upon physical settlement or net share settlement of any forward sale agreement;

•	any shares of our common stock we issue upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the equity distribution agreements;

•

any shares of our common stock or stock units issued or options to purchase our common stock granted pursuant to our existing employee benefit plans, including shares of our common stock issued upon exercise of such options; or

•	any shares of our common stock or stock units issued pursuant to any of our non-employee director stock plan, dividend reinvestment plan or stock purchase plan.

No Public Offering Outside of the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock, in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Certain Relationships

Each sales agent, each forward seller, each forward purchaser and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Each sales agent, each forward seller, each forward purchaser and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these engagements. In particular, certain of the sales agents, forward sellers and forward purchasers or their respective affiliates have acted as underwriters in our prior offerings of debt and equity securities, are lenders under our revolving credit facility and are dealers under our commercial paper program.

In addition, in the ordinary course of their various business activities, the sales agents, forward sellers and forward purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the sales agents, forward sellers or forward purchasers or their respective affiliates that have a lending relationship with us routinely hedge, and certain others of those sales agents, forward sellers or forward purchasers or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such sales agents, forward sellers and forward purchasers and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The sales agents, forward sellers and forward purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, affiliates of certain of the sales agents are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, these lenders will receive their pro rata portions of such proceeds. Further, certain of the sales agents are dealers under our commercial paper program and may hold certain of our commercial paper notes. To the extent we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay notes issued under our commercial paper program that are held by one or more sales agents, such sales agents will receive proceeds from this offering.

Because (i) certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, and (ii) some of the net proceeds of this offering or upon settlement of any forward sale agreement may be used to repay amounts outstanding under our revolving credit facility or to repay notes issued under our commercial paper program that are held by certain sales agents, such sales agents would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of this offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS

The validity of the shares of our common stock offered under this prospectus supplement will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina. The sales agents and the forward purchasers have been represented by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus supplement from our 2024 Annual Report, and the effectiveness of NiSource Inc. and our subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	depositary shares representing interests in shares of preferred stock;

•	one or more series of its debt securities;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts to purchase common stock or preferred stock, either separately or in units with the debt securities described below or U.S. Treasury securities.

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 29 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.”

Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” on page 5 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain the specific terms of these securities and the specific manner in which these securities will be offered and sold. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also supplement, update or amend information contained in this prospectus. If there is a conflict or any inconsistency between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the exhibits carefully for provisions that may be important to you. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

You should carefully read this entire prospectus and the accompanying prospectus supplement, if applicable, including the documents incorporated by reference as described under the heading “Incorporation by Reference,” and any related free writing prospectuses before deciding whether to invest in any securities offered by this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information, other than the information described in the preceding sentence. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you.

The information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus and any accompanying prospectus supplement nor any sale hereunder shall, under any circumstances, create any implication to the contrary.

We have not taken any action that would permit the offering or possession or distribution of this prospectus or any applicable prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States, and we are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. Persons outside the United States who come into possession of this prospectus or any applicable prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus or any applicable prospectus supplement outside the United States.

When we refer to “NiSource,” “we,” “our,” “ours” and “us” in this prospectus under the heading “Forward-Looking Statements” we mean NiSource Inc. and its subsidiaries, through which substantially all of NiSource Inc.’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer only to NiSource Inc., as the issuer of securities registered hereunder, and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided or the context otherwise requires. Unless the context requires otherwise, references to “securities” refer collectively to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies, serving approximately 3.8 million customers in six states. We derive substantially all of our operating income through these rate-regulated businesses, which are summarized for financial reporting purposes into two primary reportable segments:

•	Columbia Operations; and

•	NIPSCO Operations.

Business Strategy. Our business strategy focuses on providing safe and reliable service through our core, rate-regulated, asset-based utilities, with the goal of adding value to all of our stakeholders. Our utilities continue to advance our core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across the six states in which we operate. Our goal is to develop strategies that (i) support long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) drive value and enable growth in an evolving energy ecosystem. These strategies focus on improving safety and reliability, enhancing customer experience, pursuing regulatory and legislative initiatives to increase accessibility for customers currently not on our gas and electric service, ensuring customer affordability and reducing emissions while generating sustainable returns.

In addition to these core operations, we are serving increasing load growth from data center customers in our northern Indiana service territory. We believe data center development can enhance our local tax base, diversify the employment base across the state of Indiana, and provide greater value to existing customers and shareholders. We continually evaluate ways to effectively manage the potential power demand, generation sources, and transmission capabilities to meet potential further load growth from additional data center customers, while at the same time focusing on the community, financial, operational and regulatory factors that must be managed effectively in order to succeed with our data center strategy, as well as our environmental goals.

Columbia Operations. Columbia Operations aggregates the results of the fully regulated and wholly-owned subsidiaries of NiSource Gas Distribution Group, Inc. (a holding company that owns Columbia Gas of Kentucky, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Pennsylvania, Inc., and Columbia Gas of Virginia, Inc.). Each Columbia distribution company is an operating segment which we aggregate to form the Columbia Operations reportable segment. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, and Maryland. We operate approximately 37,200 miles of distribution main pipeline plus the associated individual customer service lines and 330 miles of transmission main pipeline located in our service areas. There were no significant disruptions to our system or facilities during 2024.

NIPSCO Operations. NIPSCO Operations aggregates the results of NIPSCO Holdings I, and its majority- owned subsidiaries, including Northern Indiana Public Service Company LLC (“NIPSCO”), in which we own an 80.1% indirect interest and which has both fully regulated gas and electric operations in northern Indiana. We distribute natural gas to approximately 0.9 million customers in northern Indiana through our subsidiary NIPSCO. We also generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 0.5 million customers in 20 counties in the northern part of Indiana and also engage in wholesale electric and transmission transactions. We own and operate generation assets as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio from coal-fired generation to lower-emission sources. We currently have eight owned renewable generation facilities in service: Rosewater Wind Generation LLC (“Rosewater”), Indiana Crossroads Wind Generation LLC (“Indiana Crossroads Wind”), Indiana Crossroads Solar Generation LLC (“Indiana Crossroads Solar”), Dunns Bridge I Solar Generation LLC (“Dunns Bridge I”), Cavalry Solar Generation Center (“Cavalry”), Dunns Bridge II Solar Generation Center (“Dunns

Bridge II”), Fairbanks Solar Generation LLC (“Fairbanks”) and Gibson Solar LLC (“Gibson”). Rosewater went into service in December 2020 and Indiana Crossroads Wind went into service in December 2021. Indiana Crossroads Solar and Dunns Bridge I went into service in June 2023. Cavalry went into service May 2024, Dunns Bridge II went into service in January 2025, Fairbanks went into service in May 2025 and Gibson went into service August 2025. As of December 31, 2024, we had multiple PPAs that provide 600 megawatts of capacity, with contracts expiring between 2038 and 2040. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of approximately 3,000 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. We operate 66 transmission and 250 distribution substations, and own approximately 311,300 poles. Our generating facilities had no material unplanned interruptions during 2024.

NIPSCO participates in the Midcontinent Independent System Operator (“MISO”) transmission service and wholesale energy market. NIPSCO has transferred functional control of its electric transmission assets to MISO, and transmission service for NIPSCO occurs under the MISO Open Access Transmission Tariff. NIPSCO generating units are dispatched by MISO which takes into account economics, reliability of the MISO system and unit availability. During the year ended December 31, 2024, NIPSCO generating units, inclusive of its owned renewable generation facilities, were dispatched to meet 55.4% of its overall system load, and the remainder of the overall system load was procured through PPAs and the MISO market.

During the quarter ended September 30, 2025, NIPSCO entered into an agreement to provide electric service to a large, investment grade data center customer (the “data center contract”), NIPSCO’s first such agreement with a data center customer. NIPSCO continues to experience strong demand from potential data center customers in its northern Indiana service territory and continues to evaluate potential future data center opportunities. In order to provide electric services to its data center customers, NIPSCO plans to enter into PPAs with NIPSCO Generation LLC (“GenCo”), an affiliate of NIPSCO in which we own an 80.1% indirect interest, and GenCo is expected to construct the generation assets necessary to fulfill data center customer demand. GenCo’s operations in connection these PPAs and serving data center customers will be regulated by the IURC pursuant to GenCo’s declination of jurisdiction petition with IURC, which was approved on September 24, 2025, including submission of the data center contract and future data center contracts to the IURC for approval.

Our principal executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Note regarding forward-looking statements” sections in NiSource’s most recent Annual Report on Form 10-K and in NiSource’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, and corresponding sections in reports NiSource may file with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “projects,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” “guidance,” “outlook,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•

our ability to execute our business plan or growth strategy, including utility infrastructure investments, or business opportunities, such as data center development and related generation sources and transmission capabilities to meet potential load growth;

•	our ability to manage data center growth in our service territories;

•	potential incidents and other operating risks associated with our business;

•	our ability to work successfully with our third-party investors;

•

our ability to construct, develop and place into service the generation and transmission assets we plan to construct to serve the customer under the data center contract (the “Contract Assets”) on time or at all and consistent with initial cost estimates, as well as the performance of these assets once constructed and placed into service;

•	our ability to obtain the significant additional financing that will be required to construct the Contract Assets on favorable terms, if at all;

•	our ability to recover our investments and realize our expected return under the data center contract;

•	our ability to maintain our investment grade credit ratings as we finance and pursue our data center strategy, including our performance under the data center contract;

•	our customer’s performance under the data center contract and any decision by our customer to terminate the data center contract or reduce the committed capacity thereunder;

•	potential changes in the MISO accreditation treatment of capacity resources;

•	our ability to adapt to, and manage costs related to, advances in technology, including alternative energy sources and changes in laws and regulations;

•	our increased dependency on technology;

•	impacts related to our aging infrastructure;

•	our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses;

•	the success of our electric generation strategy;

•	construction risks and supply risks;

•	fluctuations in demand from residential and commercial customers;

•	fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demand;

•	our ability to attract, retain or re-skill a qualified, diverse workforce and maintain good labor relations;

•	our ability to manage new initiatives and organizational changes;

•	the performance and quality of third-party suppliers and service providers;

•

our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal (as defined in our Annual Report on Form 10-K for the year ended December 31, 2024), including any future associated impact from business opportunities such as data center development as those opportunities evolve;

•	potential cybersecurity attacks or security breaches;

•	increased requirements and costs related to cybersecurity;

•	the actions of activist stockholders;

•	any damage to our reputation;

•	the impacts of natural disasters, potential terrorist attacks or other catastrophic events;

•	the physical impacts of climate change and the transition to a lower carbon future;

•	our debt obligations;

•	any changes to our credit rating or the credit rating of certain of our subsidiaries;

•	adverse economic and capital market conditions, including increases in inflation or interest rates, recession, or changes in investor sentiment;

•	economic regulation and the impact of regulatory rate reviews;

•	our ability to obtain expected financial or regulatory outcomes;

•	economic conditions in certain industries;

•	the reliability of customers and suppliers to fulfill their payment and contractual obligations;

•	the ability of our subsidiaries to generate cash;

•	pension funding obligations;

•	potential impairments of goodwill;

•	the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation;

•

compliance with changes in, or new interpretations of applicable laws, regulations and tariffs, including impacts of state and federal orders on our ability to carry out our business plan and growth strategy;

•	the cost of compliance with environmental laws and regulations and the costs of associated liabilities;

•	changes in tax laws or the interpretation thereof; and

•

other matters set forth in Part I, Item 1, “Business,” Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our most recent Annual Report on Form 10-K, and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of our subsequent Quarterly Reports on Form 10-Q, some of which risks are beyond our control.

For more information about the significant risks that could affect the outcome of these forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the sections titled “Risk Factors” in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, together with “Risk Factors” in this prospectus. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement might not occur or might occur to a different extent or at a different time than described. We qualify all of our forward-looking statements by these cautionary statements. Forward-looking statements speak only as of the date they are made, and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements, and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through our website at http://www.nisource.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information contained on our or accessible through our website is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding NiSource and other companies that file materials electronically with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important business, financial and other information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in a document incorporated or deemed to be incorporated by reference in this prospectus that is filed after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on March 31, 2025 that are specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•	our Current Reports on Form 8-K filed on January 24, 2025, March 27, 2025, May 13, 2025 and June 27, 2025;

•

the description of our common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000 and any amendment or report filed for the purpose of updating such description, including the description contained in Exhibit 4.32 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date of this prospectus and prior to the termination of the offering of all of the securities offered by this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of these filings at no cost upon written or oral request to us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness. Accordingly, we will have significant discretion in the use of any such net proceeds. We may provide additional information on the use of the net proceeds from the issuance and sale of our securities in an applicable prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 770,000,000 shares, of which 750,000,000 are common stock, par value $0.01, and 20,000,000 are preferred stock, par value $0.01. As of October 22, 2025, NiSource had outstanding 477,195,529 shares of its common stock and no shares of its preferred stock.

The below summaries of provisions of NiSource’s common stock and preferred stock are not necessarily complete. You are urged to read carefully, and the below summaries are qualified in their entirety by, NiSource’s certificate of incorporation and Amended and Restated By-Laws (“bylaws”) which are filed as exhibits to the registration statement of which this prospectus is a part.

Anti-Takeover Provisions

NiSource’s certificate of incorporation includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of NiSource’s management. More specifically, the certificate of incorporation provides that stockholders may not cumulate their votes and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals for NiSource and could delay or prevent a change in control of NiSource.

Under Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”), the approval of the holders of a majority of the outstanding shares of a class of NiSource’s capital stock would be necessary to authorize any amendment to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class of capital stock or that would adversely alter or change the powers, preferences or special right of such class of capital stock. The effect of this provision may permit the holders of NiSource’s outstanding shares of capital stock to block a proposed amendment to the certificate of incorporation in connection with a potential acquisition of NiSource if such amendment would adversely affect the powers, preferences or special rights of NiSource’s capital stock.

NiSource is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.

Common Stock

NiSource’s common stock is listed on the New York Stock Exchange under the symbol “NI.” Shares of NiSource’s common stock, offered and sold pursuant to the registration statement of which this prospectus forms a part, will be fully paid and non-assessable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of NiSource, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of NiSource and the distribution in full of all preferential amounts, if any, to which the holders of any series of preferred stock of NiSource hereafter created are entitled, the holders of common stock will share ratably in the remaining assets in proportion to the number of shares of common stock held by them respectively. A consolidation or merger of NiSource with or into any other corporation, or any purchase or redemption of shares of any class of NiSource’s capital stock, will not be deemed to be a liquidation, dissolution or winding up of NiSource’s affairs.

Voting Rights

Except as otherwise required by Delaware law or as otherwise provided in the certificate of designations for any series of preferred stock of NiSource hereafter created, holders of NiSource’s common stock exclusively possess voting power for the election of NiSource’s directors and all other matters requiring stockholder action. Each holder of common stock, if entitled to vote on a matter, is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights. Holders of common stock will be notified of any stockholders’ meeting according to applicable law.

Dividend Rights

Holders of common stock will be entitled to receive dividends, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose in accordance with Delaware law, subject to the restrictions described in the following paragraph and, if applicable, to the powers, preferences and rights afforded to the holders of any series of preferred stock of NiSource hereafter created. Dividends may be paid in cash, capital stock or other property of NiSource.

Under the terms of its outstanding junior subordinated notes, NiSource has the right, from time to time, to defer the interest payments on its outstanding junior subordinated notes on one or more occasions for up to ten consecutive years. In addition, NiSource may issue, from time to time, additional junior subordinated notes or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NiSource were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated notes or other securities, NiSource would be prohibited from declaring or paying any dividends or distributions on any shares of NiSource’s common stock (other than dividends payable solely in shares of its common stock and certain other limited exceptions) or redeeming, repurchasing, acquiring or making a liquidation payment with respect to shares of its common stock during the periods in which such payments were deferred.

As noted above, NiSource is an energy holding company that derives substantially all of its revenues and earnings from the operating results of the rate-regulated businesses of its subsidiaries. Accordingly, NiSource’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to NiSource. NiSource’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of NiSource or to make any funds available therefor, whether by dividends, loans or other payments.

No Preemptive Rights

Holders of NiSource’s common stock are not entitled to, as holders of common stock, any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Preferred Stock

General

The board of directors of NiSource can, without approval of stockholders, issue one or more series of preferred stock. The board of directors of NiSource can also determine the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. All preferred stock will be fully paid and non-assessable.

In the event that NiSource were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated notes or other securities, as described under “Common Stock—Dividend Rights” above, NiSource would be prohibited from declaring or paying any dividends or distributions on any shares of NiSource’s preferred stock (other than dividends payable solely in shares of its common stock and certain other limited exceptions) or redeeming, repurchasing, acquiring or making a liquidation payment with respect to shares of its preferred stock during the periods in which such payments were deferred.

In addition, under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to the certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

DESCRIPTION OF DEPOSITARY SHARES

NiSource may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of NiSource’s depositary shares.

In connection with the issuance of any depositary shares, NiSource will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, NiSource will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

DESCRIPTION OF THE DEBT SECURITIES

NiSource may issue debt securities, which will be designated as either senior debt securities, subordinated debt securities or junior subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to the senior debt securities, the subordinated debt securities and the junior subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, as amended and supplemented, between NiSource (as successor to NiSource Finance Corp.) and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities and junior subordinated debt securities will be issued under a separate indenture dated as of May 16, 2024, as amended and supplemented, between NiSource and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or pursuant to resolutions of NiSource’s board of directors or a committee of the board and set forth in an officers’ certificate.

The senior debt securities:

•	are direct unsubordinated unsecured obligations of NiSource; and

•	are equal in right of payment to any other unsecured and unsubordinated indebtedness of NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource; and

•	are subordinated to the prior payment in full of senior indebtedness (as defined in the Subordinated Indenture) of NiSource.

The indenture trustee has two principal functions under each Indenture. First, the indenture trustee can enforce your rights against NiSource if it defaults. However, there are limitations on the extent to which the indenture trustee may act on your behalf, which are described below under the heading “Information Concerning the Indenture Trustee.” Second, the indenture trustee performs administrative duties for NiSource, including the delivery of interest and other payments and notices.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

If NiSource uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource will pay principal;

•	the right, if any, to extend the date or dates on which NiSource will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•

the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•	whether bearer securities will be issued (in the case of the Senior Indenture);

•	the denominations in which NiSource will issue securities;

•	the currency or currencies in which NiSource will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource applicable to the debt securities;

•

whether NiSource will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien, and whether NiSource may redeem those debt securities rather than pay additional amounts;

•

whether NiSource will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable Indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource. The Indentures also do not limit the ability of NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource will issue registered debt securities in minimum denominations of $1,000 or any integral multiple thereof, in the case of the Senior Indenture, and in minimum denominations of $2,000 or any integral multiple thereof, in the case of the Subordinated Indenture. (See Section 302.)

If NiSource issues the debt securities as registered securities, NiSource will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource has appointed as securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee deems practicable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource will pay the principal of and any premium or interest due on the debt securities at maturity when they are presented at the office of the indenture trustee, as paying agent. NiSource may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource may redeem a series of debt securities prior to its stated maturity. NiSource will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date, in the case of a redemption of a series of debt securities issued pursuant to the Senior Indenture, or at least 10 days but not more than 60 days prior to the redemption date, in the case of a redemption of a series of debt securities issued pursuant to the Subordinated Indenture. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price and any accrued interest, if any, on the debt securities to be redeemed. (See Section 1105.)

If NiSource is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate, in the case of a redemption of a series of debt securities issued pursuant to the Senior Indenture, or by lot or by such other customary method prescribed by the depositary, if applicable, in the case of a redemption of a series of debt securities issued pursuant to the Subordinated Indenture. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Sections 1103 and 1106.)

Consolidation, Merger, Conveyance, Transfer or Lease

NiSource shall not consolidate with or merge into any other person or convey, transfer or lease substantially all of its assets or properties to any person unless:

•	that person is organized under the laws of the United States or any state thereof or the District of Columbia;

•	that person assumes NiSource’s obligations under the Indentures;

•

after giving effect to the transaction, NiSource is not in default under the Indentures and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	NiSource delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource nor any subsidiary of NiSource, other than a utility, may issue, assume or guarantee any debt for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities (together with any other indebtedness of or guaranteed by NiSource or such subsidiary ranking equally with such debt securities) equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary (other than a utility);

•

create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•

create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•

NiSource defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•

NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•

NiSource defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by it or defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness for money borrowed constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such indebtedness has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such indebtedness is not paid within 60 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with any rule of law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all events of default (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) if NiSource has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration of acceleration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

NiSource is required to furnish to the indenture trustee an annual certificate as to compliance with all terms, provisions and conditions under the applicable Indenture, and specifying any defaults and the nature and status thereof, within 120 days of the end of each fiscal year.

(See Section 1009.)

Modification of Indentures

NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource’s covenants or to surrender any right or power conferred on NiSource under the Indenture;

•	to add events of default;

•

to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not adversely affect the interest of the holders of debt securities of any series in any material respect) (in each case, solely with respect to the Senior Indenture);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not adversely affect the interest of the holders of debt securities of any series in any material respect); or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that NiSource and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States; and

•	modify these requirements or reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource can terminate its obligations with respect to debt securities of all series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource’s obligations will be satisfied and discharged with respect to that series (except as to NiSource’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge. (See Section 401.)

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource may issue warrants to purchase equity or debt securities. NiSource may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource will issue the warrants under warrant agreements to be entered into between NiSource and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (“Stock Purchase Contracts”). The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource’s debt securities or U.S. treasury securities, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

BOOK-ENTRY ISSUANCE

Unless otherwise specified in the applicable prospectus supplement, NiSource will issue any debt securities offered under this prospectus as “global securities.” In addition, NiSource may issue other securities offered under this prospectus as global securities. We will describe the specific terms for issuing any security as a global security in the prospectus supplement relating to that security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company (“DTC”), will act as the depositary for any global securities. NiSource will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource will issue one or more fully registered global securities for each issue of securities, each in the aggregate principal, stated amount or number of shares of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of like type, tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource or the indenture trustee, subject to any statutory or regulatory requirements. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of a security. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights with respect to such beneficial owner’s interest in a global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource or, with respect to a debt security, the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). NiSource understands, however, that under current industry practices, DTC would notify its participants of NiSource’s decision, but will only withdraw beneficial interests from the global securities at the request of each participant. In that event, certificates for the securities will be printed and delivered to the applicable participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific plan of distribution for the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery or forward contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

McGuireWoods LLP, Charlotte, North Carolina, will pass upon certain legal matters relating to the validity of the securities offered by this prospectus for us. Any underwriters or sales agents will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated by reference in this prospectus from the NiSource Inc. Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Up to $1,500,000,000

NiSource Inc.

Common Stock

Prospectus Supplement

Barclays

BMO Capital Markets

BNP PARIBAS

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

Mizuho

Morgan Stanley

MUFG

Scotiabank

Wells Fargo Securities

October 31, 2025